Exhibit 10.4

FIRST AMENDMENT TO THE

TABULA RASA HEALTHCARE, INC.

ANNUAL INCENTIVE PLAN

WHEREAS, Tabula Rasa Healthcare, Inc. (the “Company”) maintains the Tabula Rasa Healthcare, Inc. Annual Incentive Plan (the “Plan”);

WHEREAS, the Committee has decided to amend the Plan to allow payment of awards under the Plan in the form of equity or other consideration; and

WHEREAS, Section 9 of the Plan provides that the Committee may amend the Plan at any time.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2018:

1.                                      Section 7 (“Payment of Awards”) of the Plan is amended in its entirety as follows:

A Participant’s Award shall be paid in cash, equity, or such other form of consideration determined by the Committee in its sole discretion, or a combination of the foregoing, as soon as administratively practicable after the end of the Performance Period.  To the extent a Participant obtains a “legally binding right” (within the meaning of Code Section 409A) to his or her Award, such Award shall be paid as soon as practicable after, and no later than, March 15th following the end of the calendar year in which the Award is no longer subject to a “substantial risk of forfeiture” (within the meaning of Code Section 409A).

2.                                      In all respects not modified by this Amendment, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Committee has caused this First Amendment to the Plan to be adopted as of this 26th day of February, 2018.